UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Be Active Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	68-0678429 (I.R.S. Employer Identification No.)

1010 Northern Blvd. Great Neck, NY 11021 212-736-2310 (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-174435

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value 0.0001

Item 1.    Description of Registrant’s Securities to be Registered.

    The Registrant’s common stock is hereby registered on this Form 8-A.  A description of the common stock is found in the Registrant’s Form 8-K filed on January 15, 2013, as amended on May 21, 2013, and June 18, 2013.

Item 2.    Exhibits.

Exhibit Number	Description of Document
3.1	Amended and Restated Certificate of Incorporation, incorporated by reference from the Registrant’s Form 8-K filed on July 24, 2012.
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference from the Registrant’s Form 8-K filed on December 31, 2012.
3.3	Bylaws, incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on May 23, 2011.

SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Be Active Holdings, Inc.

Date: April 23, 2014	/s/ Saverio Pugliese
Name: Saverio Pugliese Title: President